 EXHIBIT 99.1

News Release
For more information contact:
Dennis J. Zember Jr.
Executive Vice President & CFO
(229) 890-1111

AMERIS BANCORP REPORTS NET INCOME OF $3.6 MILLION FOR
THIRD QUARTER OF 2007

AMERIS BANCORP (NasdaqGS: ABCB), Moultrie, Georgia, reported net income of $3.6 million, or $0.26 per diluted share, for the quarter ended September 30, 2007, compared to net income of $5.9 million, or $0.45 per diluted share, in the same quarter of 2006.  Earnings per share in the third quarter of 2006 were positively affected by the Company’s sale of a banking charter for $1.0 million.  Year to date earnings totaled $14.0 million or $1.02 per diluted share compared to $16.4 million or $1.24 per diluted share for the same period in 2006.

Growth in Net Interest Income
Net interest income during the third quarter of 2007 grew 6.61% to $19.1 million compared to the same quarter in 2006. Yields on earning assets increased to 7.87% in the current quarter from 7.73% in the third quarter of 2006. Average loan balances increased 16.2% to $1.6 billion during the quarter ending September 30, 2007 compared to the same period in 2006.

Average deposits during the third quarter of 2007 grew 10.8% to $1.70 billion compared to $1.53 billion during the same quarter in 2006. Continued growth in loans and deposits is largely the result of successful sales efforts across the Company's footprint, particularly in growth markets such as Jacksonville, Florida and Columbia, South Carolina.

Higher Levels of Provision for Loan Loss
During the third quarter, additional levels of loan loss provisions were recorded associated with two problem credits that the Company believes are nearing resolution.  These two problem credits amounted to 45.9% of total non-performing loans at the current quarter end.  The Company has aggressively pursued collection of these credits and the current collateral values are fully recognized in current earnings at liquidation levels.

These problem credits are located in an area that has recently experienced declines in value and a slowdown in real estate sales.  While 1% of the Company’s loan portfolio is located in this area, only these specific credits have exhibited weakness.  A broader review of the portfolio shows steady to improving criticized and classified credits and steady past dues ranging from 0.60% to 0.75% of total loans.  Addressing the Company’s credit quality, Edwin W. Hortman, Jr., President and CEO, commented, “Although we’re disappointed with the condition of several loans and their impact on our results, we are encouraged that steps taken last year to tighten underwriting standards and improve collection efforts have resulted in steady quality indicators in the overall portfolio.  There is no systemic credit quality issue in our portfolio and exposure to areas experiencing significant declines in real estate values are limited.”

The Company’s allowance for loan losses totaled $26.4 million at the end of the third quarter of 2007 or 1.66% as a percentage of total loans versus 1.74% at September 2006.  Non-performing assets increased $3.6 million during the quarter to end at $21.9 million.  Non-performing assets as a percentage of loans and repossessed collateral were 1.38% at quarter end versus 0.73% at September 2006.

Non-Recurring Expenses and Dilution from Expansion Projects
In addition to higher than normal provision for loan losses, the Company realized other operating expenses, primarily associated with collection efforts and upgrades to operating systems necessary to support our recently centralized functions.  Partially offsetting these expenses were significantly lower levels of employee incentive accruals.  The net increase in these operating expenses was approximately $400,000.

Expansion efforts continue in South Carolina and Jacksonville, Florida.  Dilution from these activities totaled $0.02 per share for the quarter and $0.08 for the year to date period.  Total loans and deposits in these markets increased to $240.5 million and $286.2 million, respectively, compared to $109.6 and $162.2 million for the same period in 2006.

Non-interest Income and Efforts to Improve Efficiency
Recurring non-interest income increased 10.9% during the quarter to $4.7 million from $4.2 million in the same quarter in 2006.  Income from mortgage banking activities increased $236,000 or 43.1% over amounts reported in the third quarter of 2006.  The Company’s efforts to recruit experienced mortgage bankers continued during the quarter.  During 2007, Ameris has added approximately 20 mortgage bankers across its footprint to capture a greater share of related activity.  The Company has no exposure to subprime mortgage losses and recent communications with the Company’s correspondent banks have not revealed weaknesses or funding issues.

Service charges on deposit accounts also increased materially during the quarter to $3.2 million, an increase of 7.4% when compared to the same quarter in 2006.  Sales efforts associated with transaction accounts and further adjustments to fee schedules are the primary reason for the increase.

During the third quarter of 2007, the Company substantially completed the centralization of the remaining non-customer contact roles related to loan and deposit operations.  Certain levels of overstaffing were needed as the Company transitioned to centralized processes.  Management anticipates some reduction in staff during the fourth quarter of 2007 and the first quarter of 2008 as new support centers develop the necessary expertise to ensure no impact on customer service.

Advertising costs were approximately $321,000 higher during the third quarter of 2007 than in the prior quarter as the Company rolled out several programs aimed at raising low cost deposit accounts and other retail activities.  As a result of these sales efforts, the Company’s banking staff opened approximately 4,300 low-cost deposit accounts, a significant improvement over levels seen in previous quarters.  The Company anticipates advertising costs to moderate at levels slightly lower than during the third quarter of 2007.

Edwin W. Hortman, Jr. commented on the quarter, saying “The industry’s challenges with credit quality, declining real estate values and the inverted yield curve of the past year have sharpened our senses and our efforts to fine tune each part of our franchise.  As we emerge from this tough period, our Company will be better prepared to outperform as we have improved disciplines around efficiency and risk management.  We’re succeeding in many areas of the Company, including efforts to recruit seasoned bankers with excellent reputations, consolidation of non-customer contact roles and growth of non-interest income through areas other than service charges.  I’m proud of our employees who are working hard to distinguish Ameris Bank and I’m confident that our efforts will be successful.”

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Ameris Bancorp Common Stock is quoted on the NASDAQ Global Select Market under the symbol “ABCB”. The preceding release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “estimate”, “expect”, “intend”, “anticipate” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept	June	Mar.	Dec.	Sept.	Sept	Sept
	2007	2007	2007	2006	2006	2007	2006

EARNINGS
Net Income	$3,570	$5,373	$5,024	$5,758	$5,954	$13,967	$16,369

PER COMMON SHARE DATA
Earnings per share:
Basic	0.26	0.40	0.37	0.44	0.46	1.04	1.26
Diluted	0.26	0.39	0.37	0.43	0.45	1.02	1.24
Cash Dividends per share	0.14	0.14	0.14	0.14	0.14	0.42	0.42
Book value per share (period end)	13.93	13.60	13.51	13.24	12.31	13.93	12.31
Tangible book value per share (period end)	9.51	9.16	9.06	8.73	8.58	9.51	8.58
Weighted average number of shares:
Basic	13,501,663	13,485,683	13,443,850	13,044,493	13,022,400	13,477,065	12,986,788
Diluted	13,620,069	13,663,072	13,667,509	13,269,289	13,226,055	13,650,217	13,156,784
Period-end number of shares	13,539,195	13,541,476	13,527,520	13,553,002	13,033,193	13,539,195	13,033,193
Market data:
High closing price	23.05	25.58	28.15	28.99	27.77	27.94	27.91
Low closing price	17.72	21.76	23.11	25.77	20.99	17.72	19.35
Period end closing price	18.08	22.47	24.33	28.18	27.07	18.08	27.07
Average daily volume	50,547	38,941	41,130	23,016	36,957	43,565	25,001

PERFORMANCE RATIOS
Return on average assets	0.68%	1.06%	1.01%	1.17%	1.28%	0.92%	1.24%
Return on average equity	7.56%	11.64%	11.22%	13.51%	15.15%	10.10%	14.33%
Earning asset yield (TE)	7.87%	7.80%	7.85%	7.64%	7.73%	7.84%	7.49%
Total cost of funds	3.90%	3.84%	3.79%	3.65%	3.50%	3.85%	3.15%
Net interest margin (TE)	4.03%	4.03%	4.10%	4.03%	4.26%	4.05%	4.36%
Non-interest income excluding securities transactions,
as a percent of total revenue (TE)	11.04%	11.34%	11.29%	17.02%	13.82%	11.22%	12.65%
Efficiency ratio	64.08%	59.98%	62.96%	62.66%	58.24%	62.36%	58.57%

CAPITAL ADEQUACY
Equity to assets	8.97%	8.98%	8.97%	8.73%	8.25%	8.97%	8.73%
Tangible common equity to assets	6.30%	6.24%	6.20%	5.95%	5.90%	6.30%	5.90%

OTHER PERIOD-END DATA
FTE Headcount	621	604	600	600	588	621	588
Assets per FTE	$3,387	$3,393	$3,394	$3,413	$3,309	$3,387	$3,309
Branch locations	47	46	46	44	43	47	43
Deposits per branch location	$36,337	$36,852	$37,228	$38,867	$38,162	$36,337	$38,162

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept	June	Mar.	Dec.	Sept.	Sept	Sept
	2007	2007	2007	2006	2006	2007	2006

INCOME STATEMENT

Interest income
Interest and fees on loans	$33,479	$31,573	$30,760	$29,175	$28,553	$95,811	$78,384
Interest on taxable securities	3,480	3,434	3,337	3,032	2,986	10,252	8,678
Interest on nontaxable securities	175	176	179	174	156	530	381
Interest on deposits in other banks	317	659	1,042	1,626	899	2,017	1,956
Interest on federal funds sold	-	1	91	73	30	92	188
Total interest income	37,451	35,842	35,409	34,080	32,624	108,702	89,587

Interest expense
Interest on deposits	15,877	15,540	15,205	14,392	12,600	46,621	31,207
Interest on federal funds purchased and securities
sold under agreements to repurchase	43	34	59	62	37	137	118
Interest on other borrowings	2,450	1,939	1,727	1,713	2,090	6,115	6,300
Total interest expense	18,370	17,512	16,991	16,167	14,727	52,873	37,625

Net interest income	19,081	18,330	18,419	17,913	17,897	55,829	51,962

Provision for loan losses	2,964	936	507	713	713	4,407	2,124

Net interest income after provision for loan losses	16,117	17,394	17,911	17,200	17,184	51,422	49,838

Noninterest income
Service charges on deposit accounts	3,197	3,066	2,870	3,665	2,978	9,133	8,535
Mortgage banking activity	783	799	683	639	547	2,265	1,495
Other non-interest income	680	769	972	2,718	1,730	2,422	2,960
Gain(loss) on sale of securities	(69)	8	-	-	(3)	(61)	(308)
Total noninterest income	4,591	4,643	4,525	7,023	5,252	13,759	12,682

Noninterest expense
Salaries and employee benefits	7,438	7,492	7,732	7,445	7,131	22,662	19,797
Equipment and occupancy expense	1,757	1,718	1,676	2,281	1,658	5,151	4,555
Amortization of intangible assets	324	324	324	322	344	973	785
Other operating expenses	5,650	4,245	4,712	5,577	4,348	14,607	12,723
Total noninterest expense	15,170	13,780	14,444	15,626	13,481	43,394	37,860

Operating Profit	5,539	8,257	7,992	8,597	8,955	21,787	24,660

Provision for income taxes	1,968	2,884	2,968	2,838	3,001	7,820	8,291

Net Income	$3,570	$5,373	$5,024	$5,759	$5,954	$13,967	$16,369

Diluted earnings per share	0.26	0.39	0.37	0.43	0.45	1.02	1.24

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Sept.	June	Mar.	Dec.	Sept.
	2007	2007	2007	2006	2006

PERIOD-END BALANCE SHEET

Assets
Cash and due from banks	$58,281	$50,328	$49,640	$66,856	$54,093
Federal funds sold & interest bearing balances	22,910	16,342	94,496	135,232	148,118
Securities available for sale, at fair value	301,989	300,642	300,322	283,192	266,546

Loans	1,593,014	1,556,862	1,475,869	1,442,951	1,373,071
Less: allowance for loan losses	26,434	25,032	25,113	24,863	23,905
Loans, net	1,566,581	1,531,831	1,450,756	1,418,088	1,349,166

Premises and equipment, net	54,639	52,385	47,251	46,604	42,266
Intangible assets, net	5,126	5,450	5,775	6,099	5,640
Goodwill	54,675	54,629	54,419	54,365	42,933
Other assets	38,939	37,466	33,754	37,106	37,142
Total Assets	$2,103,139	$2,049,073	$2,036,413	$2,047,542	$1,945,904

Liabilities
Deposits:
Noninterest-bearing demand	$192,706	$200,849	$197,845	$221,592	$226,939
Interest-bearing demand	586,891	576,309	574,089	545,564	517,300
Savings	57,080	60,243	64,182	63,255	66,645
Time deposits	871,177	857,785	876,391	879,752	830,082
Total deposits	1,707,855	1,695,185	1,712,507	1,710,163	1,640,966
Federal funds purchased & securities sold under
agreements to repurchase	32,359	6,966	5,370	15,933	6,725
Other borrowings	116,500	105,500	75,500	75,500	76,287
Other liabilities	15,560	15,054	18,003	24,945	19,217
Subordinated deferrable interest debentures	42,269	42,269	42,269	42,269	42,269
Total liabilities	1,914,543	1,864,974	1,853,649	1,868,810	1,785,464

Stockholders' equity
Common stock	14,869	14,868	14,850	14,850	14,356
Capital surplus	82,308	82,019	81,620	81,481	67,728
Retained earnings	103,805	102,124	98,631	95,523	91,589
Accumulated other comprehensive loss	(1,617)	(4,231)	(1,744)	(2,529)	(2,640)
Less treasury stock	(10,769)	(10,681)	(10,593)	(10,593)	(10,593)
Total stockholders' equity	188,597	184,099	182,764	178,732	160,440
Total liabilities and stockholders' equity	$2,103,139	$2,049,073	$2,036,413	$2,047,542	$1,945,904

Other Data
Earning Assets	1,917,914	1,873,846	1,870,687	1,861,375	1,787,735
Intangible Assets	59,801	60,079	60,193	60,464	48,573
Interest bearing liabilities	1,706,277	1,649,071	1,637,801	1,622,273	1,539,308
Average Assets	2,069,715	2,030,018	2,014,040	1,946,772	1,851,073
Average Stockholders' Equity	187,290	185,177	181,645	169,135	155,922

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept	June	Mar.	Dec.	Sept.	Sept	Sept
	2007	2007	2007	2006	2006	2007	2006

ASSET QUALITY INFORMATION

Allowance for loan losses
Balance at beginning of period	$25,032	$25,113	$24,863	$23,905	$23,366	$24,863	$22,294
Acquired Reserves	-	-	-	1,024	-	-	-
Provision for loan loss	2,964	936	507	713	713	4,407	2,124

Charge-offs	1,806	1,327	787	1,635	744	3,919	2,502
Recoveries	244	309	530	856	570	1,083	1,989
Net charge-offs (recoveries)	1,562	1,018	257	779	174	2,837	513

Ending balance	$26,434	$25,032	$25,113	$24,863	$23,905	$26,434	$23,905

As a percentage of loans	1.66%	1.61%	1.70%	1.72%	1.74%	1.66%	1.74%
As a percentage of nonperforming loans	135.81%	154.51%	282.46%	361.54%	283.37%	135.81%	283.37%
As a percentage of nonperforming assets	120.37%	136.90%	252.93%	285.29%	237.91%	120.37%	237.91%

Net Charge-off information
Charge-offs
Commercial	$1,358	$959	$353	$1,078	$300	$2,669	$634
Installment	423	82	146	385	159	651	489
Real Estate	25	286	288	145	280	599	1,299
Agriculture	-	-	-	7	4	-	7
Other	-	-	-	20	1	-	73
Total charge-offs	1,806	1,327	787	1,635	744	3,919	2,502

Recoveries
Commercial	141	192	357	356	481	690	1,172
Installment	70	100	121	107	61	291	370
Real Estate	31	17	51	362	21	100	383
Agriculture	1	-	0	31	4	2	36
Other	-	-	-	-	3	-	28
Total recoveries	244	309	530	856	570	1,083	1,989

Net charge-offs (recoveries)	$1,562	$1,018	$257	$779	$174	$2,837	$513

Non-accrual loans	19,464	16,201	8,891	6,877	8,436	19,464	8,436
Foreclosed assets	2,497	2,084	1,038	1,838	1,612	2,497	1,612
Total non-performing assets	21,961	18,285	9,929	8,715	10,048	21,961	10,048
Non-performing assets as a percent of loans
and foreclosed assets	1.38%	1.17%	0.67%	0.60%	0.73%	1.38%	0.73%
Net charge offs as a percent of loans (Annualized)	0.39%	0.26%	0.07%	0.22%	0.05%	0.24%	0.05%